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                                                                   EXHIBIT 10.33

                                   EMPLOYMENT
                                   AGREEMENT

WHEREAS KAZOOTEK.COM TECHNOLOGIES INC., Suite 620, 1380 Burrard Street, Vancouver, BC, V6Z 2H3, (the "Employer"); and

WHEREAS ERIC CHAN, of 6882 Barnard Drive, Richmond, BC, V7C 5T5, (the
"Employee");

HEREBY AGREE that as of October 12, 1999, the Employee and the Employer will enter into an Employment Agreement for a period of one year, from the date of execution, during which time the terms of the agreement will include, but not be limited to, the following:

      a) the Employee agrees to apply, on a full-time basis, all of the time, effort, skill and accountability necessary and appropriate for the position of Corporate Controller;

      b) the Employee agrees to enter into a Non-disclosure and Solicitation Agreement, attached hereto and agrees not to consider any additional employment or consulting work with any organizations involved, directly or indirectly, with Kazootek.com Technologies or it's subsidiaries, without full and prior written approval of the Board of Directors of Kazootek.com Technologies Inc.

IN CONSIDERATION WHEREOF, the Employer will provide the Employee with the appropriate training and information, and will make available all the necessary tools and equipment required to perform in the above-mentioned capacity. Compensation for this agreement, as provided for by the Employer, will consist of the following:

      i) base salary of $62,000.00 Cdn. per annum, paid out on the 15th and the last day of the month for the duration of the trial period;

      ii)   paid parking;

      iii) an option package, consisting of 60,000 shares of cyberoad.com Corporation, at U.S. $1.00 per share, in accordance with the Company's Option Plan;
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      v)  three weeks paid vacation, accrued on an annual basis;

      vi) basic medical, dental and insurance coverage as set out in accompanying package;

THIS AGREEMENT pursuant to the terms and conditions above, will remain in full force and effect unless otherwise agreed upon by the Employee and the Employer, or both, upon 30 days written notice. Either the Employee or the Employer, upon 30 days written notice, may terminate this agreement, for any reason.

THIS AGREEMENT is governed by the laws of the Province of British Columbia.

DATED at Vancouver, British Columbia, the 12th day of October, 1999

ACKNOWLEDGED AND AGREED TO BY:

KAZOOTEK.COM TECHNOLOGIES INC.                  ERIC CHAN

 /s/ PAUL MARI                                  /s/ ERIC CHAN
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Employer                                        Employee